UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 7, 2013

STANDARD DRILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51569	84-1598154
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

424 Clay Street, San Francisco, California 94111

(Address of principal executive offices)  (zip code)

(650) 380-8280

(Registrant’s telephone number, including area code)

870 Market Street, Suite 828, San Francisco, California 91420

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 8, 2013, EFactor entered into a Share Exchange Agreement with Five5Five PTE Ltd. (“Five5Five”), the sole shareholder of Home Training Initiative Ltd, a United Kingdom company (“HT”) to acquire all of the capital stock of HT in exchange for 2,700,000 shares of EFactor’s common stock (the “HT Exchange Shares”). HT is an online learning and workforce development provider that offers an innovative and highly scalable range of online and blended learning programs to deliver workforce development training. In addition to its accredited learning programs, HT delivers a spectrum of services for individuals and organizations of all sizes – including job creation and job brokerage, personal and workforce development and online (non-accredited) short courses.  Upon satisfaction of the conditions to closing, HT will operate as a wholly owned subsidiary of EFactor.

As a result of EFactor closing its transaction with SDI, as well as needing to clarify certain provisions of the Share Exchange Agreement with Five5Five PTE Ltd., on May 7, 2013, EFactor entered into an Amendment No. 1 to the Share Exchange Agreement with Five5Five PTE Ltd.  Under the terms of the amendment, the parties clarified the fact that the transaction contemplated by the Share Exchange Agreement had not closed and agreed that the following clarifications and amendments needed to be made to the Share Exchange Agreement, including setting forth the conditions that needed to be fulfilled (or waived) by the parties before the transaction could close:

1)

The shares to be issued to Five5Five PTE Ltd in exchange for the shares of HT will be shares of common stock of SDI, restricted in accordance with Rule 144.  Specifically, at the Closing, Five5Five PTE Ltd will exchange 100,000 shares of HT common stock, representing 100% of the issued and outstanding securities of HT, for 13,319,100 shares of SDI’s common stock, which shares will be post-reverse split shares after taking into account the contemplated 1-for-40 reverse stock split contemplated by SDI.

2)

The Transaction will not close until the following conditions are met

a.

SDI/EFactor has provided One Hundred Fifty Thousand Dollars ($150,000) to HT to be used by HT for working capital purposes;

b.

SDI has filed all reports required by the SEC as a “reporting company” under the Securities Exchange Act of 1934, as amended;

c.

HT has provided SDI U.S. GAAP-compliant financial statements of HT for the two (2) years ended December 31, 2012 and 2011, as well for the three months ended March 31, 2013 and 2012 (and for any subsequent periods if the transaction does not close by June 30, 2013);

d.

HT has changed its fiscal year end to December 31st;

e.

HT has provided SDI/EFactor with an opinion of legal counsel, satisfactory to SDI/EFactor, that the exchange of the shares of HT for the shares of SDI common stock meets all applicable laws of the United Kingdom for the transfer of such shares; and

f.

SDI has completed a 1-for-40 reverse stock split of its common stock, as already contemplated by SDI’s management.

3)

Once the above conditions have been satisfied the parties will close the Transaction, assuming all other conditions and representations and warranties, as applicable, are accurate as of the Closing.

The foregoing description of the key terms of the HT Exchange Agreement, as amended, is qualified in its entirety by the full text of the document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01

 Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Exchange Agreement between Home Training Initiative Ltd, Five5Five PTE Ltd., The E-Factor Corp. and Standard Drilling, Inc., dated May 7, 2013

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2013	Standard Drilling, Inc.
a Nevada corporation
/s/ Adriaan Reinders

By: Adriaan Reinders
Its: President